UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2026

UWM Holdings Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39189	84-2124167
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

585 South Boulevard E.
Pontiac,	Michigan	48341
(Address of principal executive offices)		(Zip Code)
(800) 981-8898
(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UWMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On August 5, 2026, UWM Holdings Corporation, a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain funds or investment vehicles advised, managed by, or otherwise affiliated with Oaktree Capital Management, L.P. (the “Oaktree Purchasers”), SFS Holding Corp. (“SFS”), Mathew Ishbia, and SFS Group Capital, LLC (the “Ishbia Purchaser” and, together with SFS and Mathew Ishbia, the “Ishbia Parties” and, together with the Oaktree Purchasers, the “Purchasers”), pursuant to which the Company agreed to (i) issue and sell to the Oaktree Purchasers 1,500,000 shares of Series A-1 Preferred Stock, par value $0.0001 per share (the “Series A-1 Preferred Stock”), (ii) issue and sell to the Ishbia Purchaser 150,000 shares of Series A-2 Preferred Stock, par value $0.0001 per share (the “Series A-2 Preferred Stock,” and together with the Series A-1 Preferred Stock, the “Series A Preferred Stock”), (iii) issue Class A Warrants (the “Class A Warrants”) to purchase 165,000,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and (iv) issue Class B Warrants (the “Class B Warrants,” and together with the Class A Warrants, the “Warrants”) to purchase 165,000,000 shares of Class A Common Stock, for an aggregate purchase price of $1,650,000,000 (the “Financing”). The Financing closed on August 5, 2026, pursuant to which the Company received gross proceeds of $1,650,000,000.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.24 to this Current Report on Form 8-K and is incorporated herein by reference.

Series A Preferred Stock Certificates of Designation

On August 5, 2026 (the “Original Issue Date”), pursuant to the Securities Purchase Agreement, the Company (i) issued 1,500,000 shares of Series A-1 Preferred Stock to the Oaktree Purchasers, pursuant to the certificate of designation of Series A-1 Preferred Stock (the “Series A-1 Certificate of Designation”) and (ii) issued 150,000 shares of Series A-2 Preferred Stock to the Ishbia Purchaser, pursuant to the certificate of designation of Series A-2 Preferred Stock (the “Series A-2 Certificate of Designation, and together with the Series A-1 Certificate of Designation, the “Certificates of Designation”). Each share of Series A Preferred Stock has an original issue price (the “Original Issue Price”) and an initial stated value (as adjusted for compounded dividends as described below, (the "Stated Value") of $1,000 per share.

Dividends accrue on the Stated Value of each share of Series A Preferred Stock, whether or not declared, on a daily basis from the Original Issue Date, are cumulative and compound quarterly. Dividends accrue at a rate of either (i) 10.0% per annum (the “Cash Dividend Rate”), if declared prior to and paid in cash on the applicable dividend payment date, or (ii) 13.0% per annum, if not so declared and paid in cash, in which case such dividends automatically accrete to, and increase, the Stated Value. After the fifth anniversary of the Original Issue Date, and during the pendency of any Event of Noncompliance (as defined in the Series A-1 Certificate of Designation), dividends on the Series A-1 Preferred Stock are payable solely in cash at the Cash Dividend Rate. The Company may elect to declare and pay in cash all or a portion of the accrued and unpaid dividends; provided that so long as any shares of Series A-1 Preferred Stock remain outstanding, unless all accrued dividends on the outstanding shares of Series A-1 Preferred Stock have been paid in cash and no Series A-1 Event of Noncompliance has occurred, the Company may not, without the prior written consent of the Requisite Series A-1 Investor Majority (as defined in the Series A-2 Certificate of Designation), declare or pay dividends or make distributions in cash on the Series A-2 Preferred Stock.

Upon any liquidation, dissolution or winding up of the Company, or any bankruptcy, insolvency, receivership, and similar events involving the Company (each, a “Liquidation Event”), before any distribution is made to holders of any stock ranking junior to the Series A-1 Preferred Stock and Series A-2 Preferred Stock, holders of Series A-1 Preferred Stock and Series A-2 Preferred Stock are entitled to receive, on a pari passu basis, per share, the Series A Redemption Price (as defined below) before any payment or distribution is made to holders of any such junior stock. However, following any Series A-1 Event of Noncompliance, the Series A-1 Preferred Stock will be entitled to receive the entirety of the assets for distribution to stockholders before any distribution is made to holders of Series A-2 Preferred Stock or any other parity stock or junior stock. If a Liquidation Event occurs prior to the second anniversary of the Original Issue Date, the redemption price of the Series A Preferred Stock will be increased, if necessary, so that the applicable Series A Redemption Price, together with all cash dividends actually paid on the applicable share, equals at least 140% of the Original Issue Price (the “Minimum MOIC”).

The Company may, at any time and from time to time, redeem all or any portion of the outstanding Series A Preferred Stock at the applicable Series A Redemption Price, which equals the sum of (i) the liquidation preference, which is the Stated Value plus accrued and unpaid dividends, and (ii) an applicable redemption premium ranging from 10.0% of the liquidation preference in the first year following the Original Issue Date, increasing by 10.0% per year, up to 60.0% on or after the fifth anniversary (plus an additional 10.0% for each portion of any twelve-month period the shares remain outstanding after the sixth anniversary) (the “Series A Redemption Price”). Until the second anniversary of the Original Issue Date, the Company’s optional redemption right is subject to specified net income and minimum outstanding share conditions and to the Minimum MOIC adjustment, provided that such limitations do not apply in connection with a Change of Control (as defined in the Certificates of Designation).

Shares of Series A-2 Preferred Stock can only be redeemed prior to a Series A-1 Event of Noncompliance and, unless otherwise agreed by the Requisite Series A-1 Investor Majority, contemporaneously with a redemption of shares of Series A-1 Preferred Stock. At any time shares of Series A-2 Preferred Stock are redeemed, the percentage of Series A-1 Preferred Stock that is redeemed cannot be less than the percentage of Series A-2 Preferred Stock that is redeemed.

Further, upon a Change of Control, the Company must offer to redeem all outstanding Series A Preferred Stock for the Change of Control Offer Price (as defined in the Certificates of Designation), which is payable in shares of Class A Common Stock, in the manner provided in the Certificates of Designation.

Except as required by applicable law or as expressly provided in the Certificates of Designation, the holders of Series A Preferred Stock have no voting rights. Holders of Series A-1 Preferred Stock have consent rights over specified matters as described below and, upon the earlier of the seventh anniversary of the Original Issue Date or a Special Event of Noncompliance (as defined in the Series A-1 Certificate of Designation), the right to elect a majority of the Company’s board of directors (the “Board”).

For so long as the Oaktree Purchasers collectively own at least 25% of the number of shares of the Series A-1 Preferred Stock issued to them on the Original Issue Date, the Oaktree Purchasers have the exclusive right to nominate and elect two individuals to the Board (the “Series A Investor Board Members”). Upon the earlier of the seventh anniversary of the Original Issue Date and the occurrence of a Special Event of Noncompliance, if any shares of Series A-1 Preferred Stock remain outstanding and are held by the Oaktree Purchasers, the number of authorized Board members will automatically be increased such that the total number of Series A Investor Board Members represents at least a majority of the total authorized number of directors of the Company. The holders of the Series A-2 Preferred Stock do not have Board designation rights.

So long as any shares of Series A-1 Preferred Stock are outstanding, the Company and its subsidiaries may not, without the Requisite Series A-1 Consent (as defined in the Series A-1 Certificate of Designation), take certain actions to, including, among other things, amend its organizational documents or the Series A-1 Certificate of Designation in a manner adverse to holders, issue senior or parity securities, incur indebtedness above specified leverage thresholds, make certain restricted payments, enter into certain affiliate transactions, effect specified asset dispositions or investments above specified thresholds, materially alter its principal line of business, enter into certain Change of Control transactions, and initiate an Insolvency Event (as defined in the Certificates of Designation). Holders of shares of Series A-2 Preferred Stock do not have these specified consent rights.

The Series A-1 Certificate of Designation contains customary Events of Noncompliance, including, among other things, failures to pay cash dividends when required, specified payment defaults, breaches of covenants, entry of specified judgments, insolvency events, cross-defaults above specified thresholds, failure to maintain minimum tangible book value of equity, minimum liquidity or maximum leverage covenants, delisting of the Class A Common Stock, and breaches of the Support Agreement (as defined below).

Upon the earlier of the seventh anniversary of the Original Issue Date or a Special Event of Noncompliance, the Requisite Series A-1 Investor Majority may require the Company to diligently pursue a Liquidity Transaction (as defined in the Series A-1 Certificate of Designation) (which may include a securities issuance, asset sale, recapitalization, or other financing transaction), the net proceeds of which must be used to redeem in full the outstanding Series A-1 Preferred Stock at the applicable Series A Redemption Price, all as more specifically described in the Series A-1 Certificate of Designation.

The foregoing description of the Series A Preferred Stock and the Certificates of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificates of Designation, copies of which are filed as Exhibits 3.4 and 3.5 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Limited Liability Company Agreement of UWM Holdings, LLC

In connection with the closing of the Financing, on August 5, 2026, Holdings LLC entered into the Third Amended and Restated Limited Liability Company Agreement (the “Third A&R LLC Agreement”), which amended and restated the Second Amended and Restated Limited Liability Company Agreement of Holdings LLC. The Company serves as the sole manager of Holdings LLC.

The Third A&R LLC Agreement was entered into to, among other things, authorize and provide for the creation and issuance to the Company of new classes of preferred units of Holdings LLC (the “Preferred Units”). The Preferred Units are held solely by the Company and are structured to mirror the economic and other terms of the Series A-1 Preferred Stock and Series A-2

Preferred Stock described in Item 1.01 above, including with respect to distributions, liquidation preference and redemption, and the number of outstanding Preferred Units is intended to correspond on a one-to-one basis with the number of outstanding shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock.

The foregoing description of the Third A&R LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Third A&R LLC Agreement, a copy of which is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant Agreements

At the closing of the Financing, the Company issued to (i) the Oaktree Purchasers, as set forth in the Securities Purchase Agreement, an aggregate of (A) 150,000,000 Class A Warrants and (B) 150,000,000 Class B Warrants and (ii) the Ishbia Purchaser (A) 15,000,000 Class A Warrants and (B) 15,000,000 Class B Warrants. The Class A Warrants and the Class B Warrants were issued pursuant to two separate Warrant Agreements, each between the Company and Equiniti Trust Company, LLC, as warrant agent (collectively, the “Warrant Agreements”), which provide for the same terms other than the exercise price.

Each Warrant entitles the holder to purchase one share of Class A Common Stock, subject to adjustment as described below. The Class A Warrants have an initial exercise price of $6.00 per share and the Class B Warrants have an initial exercise price of $2.00 per share. The Warrants are only exercisable for cash and do not provide for net settlement. The Warrants are exercisable, in whole or in part, at any time on any business day from and after the Original Issue Date until August 5, 2036, at which time any unexercised Warrants will expire.

The exercise price and the number of shares of Class A Common Stock issuable upon exercise of the Warrants are subject to customary anti-dilution adjustments, including for stock dividends, distributions, stock splits, subdivisions, reclassifications and combinations, and certain other distributions to holders of Class A Common Stock. In addition, upon the payment of any cash dividend or distribution (including any Permitted Regular Cash Dividends (as defined in the Series A-1 Certificate of Designation)) on the Class A Common Stock, the exercise price will be reduced by the per-share amount of such cash dividend on a dollar-for-dollar basis (but not below $0.0001 per share). Upon a dissolution, liquidation or winding up, holders will be entitled to receive securities, cash or other property, less an amount of securities, cash or other property having an aggregate fair market value equal to the exercise price of the Warrants then in effect. Upon a Change of Control, holders will be entitled to receive, upon exercise, the securities, cash or other property they would have received had they exercised their Warrants immediately prior to the Change of Control, and the successor entity shall assume the obligations under the applicable Warrant Agreement.

Each Warrant Agreement contains a beneficial ownership limitation that generally prohibits a holder from exercising its Warrants to the extent that, after giving effect to the exercise, the holder together with its affiliates and specified attribution parties would beneficially own in excess of 4.99% of the outstanding shares of Class A Common Stock, which limitation does not apply to the Permitted Holders (as defined in the Warrant Agreements) and which a holder may increase or decrease upon at least 61 days’ prior notice to the Company. The Warrants are subject to transfer restrictions, including restrictions on transfers to competitors of the Company, and in addition, the Warrants issued to the Ishbia Purchaser are not exercisable until approval of the Company’s stockholders, pursuant to applicable rules of the New York Stock Exchange, is obtained.

The foregoing description of the Warrants and the Warrant Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Agreements, copies of which are filed as Exhibits 4.13 and 4.14 to this Current Report on Form 8-K and incorporated herein by reference.

Rights Offering Support and Backstop Agreement

In connection with the closing of the Financing, on August 5, 2026, the Company, Mathew Ishbia, the Ishbia Purchaser (together with Mathew Ishbia, the “Ishbia Support Parties”), and the Oaktree Purchasers entered into the Support and Backstop Purchase Agreement (the “Backstop Agreement”), pursuant to which the Company has agreed to raise cash proceeds of at least $400,000,000 from the sale of 200,000,000 shares of Class A Common Stock through a registered rights offering by the Company (the “Rights Offering”). The Rights Offering will have a record date of October 2, 2026 (the “Record Date”) and is expected to commence on October 5, 2026 and expire at 5:00 p.m. Eastern Time on November 12, 2026.

Pursuant to the Rights Offering, the Company’s stockholders will have the right acquire 200 million shares of Class A Common Stock at a price equal to the greater of $2.00 per share or 85% of the 10-day VWAP ending on the third trading day immediately prior to the expiration of the Rights Offering.

To the extent that the Company does not raise at least $400 million in the Rights Offering (such deficit the “Unfunded Amount”), (i) the Oaktree Purchasers shall have the right, exercisable in their sole and absolute discretion, to purchase securities from the Company up to the Unfunded Amount and (ii) to the extent that there is any Unfunded Amount after any Oaktree Purchaser purchases securities from the Company up to the Unfunded Amount, the Ishbia Support Parties have committed to purchase securities from the Company for such remaining Unfunded Amount. Both the Oaktree Purchasers and the Ishbia Support Parties may purchase securities from the Company through either (x) shares of Class A Common Stock, at the same price as was available in the Rights Offering or (y) junior perpetual non-convertible preferred stock which is similar to the Series A-2 Preferred Stock, except that it is further subordinated to the Series A-1 Preferred Stock and the Series A-2 Preferred Stock, and an equal amount of Class A Warrants and Class B Warrants for aggregate number of warrants equal to 20% of principal amount of such preferred stock.

The foregoing description of the Backstop Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Backstop Agreement, a copy of which is filed as Exhibit 10.26 to this Current Report on Form 8-K and is incorporated herein by reference.

Investor Rights Agreement

In connection with the closing of the Financing, on August 5, 2026, the Company, UWM Holdings, LLC (“Holdings LLC”), the Oaktree Purchasers and the Ishbia Purchaser entered into an Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which, among other things, the Oaktree Purchasers are provided certain governance rights. The Oaktree Purchasers may nominate and elect two Board members and one Board observer. One Series A Investor Board Member shall be appointed to the Compensation Committee of the Board and one Series A Investor Board Member (who satisfies the applicable independence criteria) shall be appointed to the Audit Committee of the Board.

Further, at any time that there are less than two Series A Investor Board Members in office, the Oaktree Purchasers may designate one non-voting Board observer. Pursuant to the Investor Rights Agreement, for so long as the Oaktree Purchasers have the right to nominate and elect or designate, as applicable, any Series A Investor Board Member or Board observer, or any such person is serving on the Board, the Company has agreed to maintain directors and officers indemnity insurance reasonably satisfactory to the Oaktree Purchasers and to provide indemnification for the Series A Investor Board Members and Board observer, as applicable.

The Investor Rights Agreement also includes the Company’s agreement to file a registration statement within 45 days following the date thereof registering the resale of the Warrants and the shares of Class A Common Stock issuable upon exercise of such Warrants. Purchasers also have certain demand and piggyback registration rights with respect to the shares of Series A Preferred Stock and Warrants acquired pursuant to the Securities Purchase Agreement, the Warrant Agreements or the Backstop Agreement (as defined below) and any shares of Class A Common Stock held at any time by any Oaktree Purchaser or any of its affiliates to the extent such person may be considered an affiliate of the Company.

In addition, the Investor Rights Agreement provides the Oaktree Purchasers with certain consent rights over specified corporate actions, information and inspection rights, participation (preemptive) rights with respect to certain future issuances of the Company’s securities, and restrictions on the Company’s ability to maintain trading policies applicable to the Oaktree Purchaser, in each case as set forth therein. The Investor Rights Agreement also imposes certain restrictions on the Purchasers’ ability to transfer any shares of Series A Preferred Stock held by them.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Rights Agreement, a copy of which is filed as Exhibit 10.25 to this Current Report on Form 8-K and is incorporated herein by reference.

Tax Receivable Agreement

In connection with the closing of the Financing, on August 5, 2026, the Company and SFS amended and restated (the “TRA Amendment”) the Tax Receivable Agreement, dated January 21, 2021 (as amended, the “Tax Receivable Agreement”). Pursuant to the TRA Amendment, the Tax Receivable Agreement was amended and restated to (i) replace LIBOR with a term SOFR-based rate as the reference rate, (ii) carve out the Company’s ownership of the Preferred Units from the Hypothetical Tax Liability and the actual tax liability calculations, and (iii) update references to the limited liability company agreement of Holdings LLC to reflect the Third A&R LLC Agreement.

Except as modified by the TRA Amendment, all other material terms of the Tax Receivable Agreement remain in full force and effect.

The foregoing description of the TRA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the TRA Amendment, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference. Capitalized terms used in this section but not otherwise defined herein have the meanings assigned to them in the TRA Amendment.

Item 2.02    Results of Operations and Financial Condition.

On August 5, 2026, the Company issued a press release announcing its results for the second quarter ended June 30, 2026. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 above is incorporated by reference into this Item 3.02. The shares of Series A Preferred Stock, the Warrants, and the shares of Class A Common Stock issuable upon exercise of the Warrants were and will be offered, issued, and sold in a private placement in reliance upon exemptions from registration provided by Section 4(a)(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder, and corresponding provisions of state securities or “blue sky” laws, based in part on the representations of the Purchasers in the Securities Purchase Agreement, including that each Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D.

The issuance and sale of the Class A Common Stock, preferred stock, the Warrants and the shares of Class A Common Stock issuable upon the exercise of the Warrants pursuant to the Backstop Agreement, if any are issued, will be issued and sold in a private placement in reliance upon exemptions from registration provided by Section 4(a)(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder, and corresponding provisions of state securities or “blue sky” laws, based in part on the representations of the purchasers thereof in the Backstop Agreement, including that each purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D.

Accordingly, none of the securities issued and to be issued related to the transactions included in Item 1.01 were or will be registered under the Securities Act as of their respective dates of issuance, and, until registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Financing, on August 5, 2026, pursuant to the Series A-1 Certificate of Designation and the Investor Rights Agreement, the Board increased the size of the Board from ten (10) to twelve (12) directors and appointed Nicholas Basso as a director, effective as of August 5, 2026, to fill one of the resulting vacancies. Mr. Basso was designated for appointment by the Oaktree Purchasers pursuant to the right, as described above under Item 1.01 under the Series A-1 Certificate of Designation and the Investor Rights Agreement to nominate and elect two directors to the Board for so long as the Oaktree Purchasers collectively own at least 25% of the number of shares of the Series A-1 Preferred Stock issued to them on the Original Issue Date. There is no other arrangement or understanding between Mr. Basso and any other person pursuant to which he was selected as a director.

Pursuant to the Investor Rights Agreement, the Board has appointed Mr. Basso to the Compensation Committee of the Board.

Mr. Basso will receive compensation for his service as a director in accordance with the Company’s standard compensation program for non-employee directors, as described in the Company’s most recent proxy statement.

Mr. Basso is affiliated with the Oaktree Purchasers, which participated in the Financing, and which hold the registration, governance, and related rights described in Item 1.01 of this Current Report on Form 8-K. The material terms of those transactions are described in Item 1.01 above, which description is incorporated herein by reference. Except as described in this Current Report on Form 8-K, there are no transactions between Mr. Basso and the Company that would be reportable under Item 404(a) of Regulation S-K.

In addition, pursuant to the Investor Rights Agreement, the Oaktree Purchasers have designated Dante Quazzo as a non-voting observer to the Board. The Board observer is entitled to attend Board (and Board committee) meetings and receive Board materials in a non-voting capacity, subject to customary exceptions, and is not a director or officer of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the Financing, on August 5, 2026, the Company filed the Certificates of Designation with the Secretary of State of the State of Delaware, designating 1,500,000 shares of the Company’s preferred stock as Series A-1 Preferred Stock and 150,000 shares as Series A-2 Preferred Stock and establishing the designations, powers, preferences, and relative, participating, optional, special, and other rights, and the qualifications, limitations, and restrictions, of the Series A Preferred Stock. The Certificates of Designation became effective upon filing. The terms of the Series A Preferred Stock are as described in Item 1.01 above, which description is incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

In connection with the Financing, the Company intends to conduct the Rights Offering, pursuant to which the Company intends to distribute transferable subscription rights to purchase up to an aggregate of 200,000,000 shares of Class A Common Stock to holders of record of the Company’s Class A Common Stock as of the close of business on October 2, 2026 (the “Record Date”), for aggregate cash proceeds of at least $400,000,000.

Each holder of Class A Common Stock as of the Record Date will receive one (1) subscription right (each, a “Right” and, collectively, the “Rights”) for each share of Class A Common Stock owned as of such date. Each Right will entitle the holder to purchase its pro rata portion of the shares offered at a subscription price per share (the “Subscription Price Per Share”) equal to the greater of: (i) $2.00; and (ii) 85% of the volume-weighted average price per share of the Class A Common Stock during the ten (10) consecutive trading days ending on the third trading day immediately prior to the expiration of the Rights Offering. The Rights Offering will expire at 5:00 p.m., Eastern Time, on November 12, 2026. The Rights are expected to be transferable and listed for trading during the subscription period on the New York Stock Exchange, subject to approval by the New York Stock Exchange.

Each Rights holder that is a stockholder of record as of the Record Date and that fully exercises its basic subscription right will be entitled to subscribe for additional shares of Class A Common Stock that remain unsubscribed pursuant to an over-subscription right.

As previously disclosed under Item 1.01 above, the Rights Offering will be fully backstopped by the Ishbia Purchaser pursuant to the Backstop Agreement, on the terms and subject to the conditions set forth therein. The offer and sale of the shares of Class A Common Stock issuable upon exercise of the subscription rights will be registered under the Securities Act of 1933 pursuant to a registration statement to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

On August 5, 2026, the Company issued a press release announcing the terms of the Financing and the Rights Offering, a copy of which is filed herewith as Exhibit 99.2.

No Offer or Solicitation

This Current Report on Form 8-K, including Exhibits 99.1 and 99.2 furnished herewith, shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The Rights Offering will be conducted pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-297986) (the “Registration Statement”), including the prospectus forming a part thereof, filed with the SEC, and which became automatically effective, on August 5, 2026. Additional information regarding the Rights Offering will be set forth in a final prospectus to be filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act. Stockholders should read the prospectus carefully, including the risk factors included and incorporated by reference therein, when available. This Current Report on Form 8-K contains only a summary of certain terms of the Rights Offering. Investors should carefully review the subscription rights certificate and related offering materials, when available, as they will contain important information regarding the Rights Offering and the Rights.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.3	Third Amended and Restated Limited Liability Company Agreement of UWM Holdings, LLC, dated as of August 5, 2026.
3.4	Certificate of Designation of Series A-1 Preferred Stock of UWM Holdings Corporation.

3.5	Certificate of Designation of Series A-2 Preferred Stock of UWM Holdings Corporation.

4.13	Warrant Agreement (Class A Warrants), dated as of August 5, 2026, between UWM Holdings Corporation and Equiniti Trust Company, LLC, as warrant agent.

4.14	Warrant Agreement (Class B Warrants), dated as of August 5, 2026, between UWM Holdings Corporation and Equiniti Trust Company, LLC, as warrant agent.

10.24	Securities Purchase Agreement, dated as of August 5, 2026, by and among UWM Holdings Corporation, Oaktree Purchaser Entity, Mat Ishbia, SFS Holding Corp. and SFS Group Capital, LLC.

10.25	Investor Rights Agreement, dated as of August 5, 2026, by and among UWM Holdings Corporation, UWM Holdings, LLC and the investors named therein.

10.26	Support and Backstop Purchase Agreement, dated as of August 5, 2026, by and among UWM Holdings Corporation, Mat Ishbia, SFS Group Capital, LLC and the Purchasers named therein.

10.27	Amended and Restated Tax Receivable Agreement, dated as of August 5, 2026, by and among SFS Holding Corp. and UWM Holdings Corporation.

99.1	Press Release, dated August 5, 2026

99.2	Press Release, dated August 5, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2026

UWM HOLDINGS CORPORATION

By:	/s/ Rami Hasani
Name:	Rami Hasani
Title:	Executive Vice President, Chief Financial Officer